FIRST INDUSTRIAL REALTY TRUST REPORTS
FIRST QUARTER 2022 RESULTS
•Cash Same Store NOI Grew 14.4%; Occupancy of 98.0%; Cash Rental Rates Up 12.7%
•Signed 72% of 2022 Rollovers To-Date at a Cash Rental Rate Increase of 20%
•Started Five Developments in the First Quarter Totaling 1.3 Million Square Feet, Estimated Investment of $168 Million
•Announced a Planned Development Start for Second Quarter of 83,000 Square Feet in the Inland Empire, Estimated Investment of $21 Million
•In-Process Developments Plus Planned 2Q22 Start Total $751 Million of Estimated Investment and 6.3 Million Square Feet
•2022 FFO Guidance Increased $0.01 at the Midpoint to $2.10 to $2.20 Per Share/Unit
•In 2Q22, Closed New $425 Million Unsecured Term Loan Which Refinances the $260 Million Term Loan Previously Scheduled to Mature in 2022
•Increased First Quarter 2022 Dividend to $0.295 Per Share, a 9.3% Increase

CHICAGO, April 20, 2022 – First Industrial Realty Trust, Inc. (NYSE: FR), a leading fully integrated owner, operator and developer of industrial real estate, today announced results for the first quarter of 2022. First Industrial's diluted net income available to common stockholders per share (EPS) was $0.27, compared to $0.48 a year ago and first quarter FFO was $0.53 per share/unit on a diluted basis, compared to $0.46 per share/unit a year ago.

“Our team delivered another quarter of excellent operating results while serving the logistics needs of a broad range of customers,” said Peter E. Baccile, First Industrial's president and chief executive officer. “Industrial real estate fundamentals remain strong with low vacancy levels in our markets contributing to a favorable environment for rent growth.”

Portfolio Performance

•In service occupancy was 98.0% at the end of the first quarter of 2022, compared to 98.1% at the end of the fourth quarter of 2021, and 95.7% at the end of the first quarter of 2021.
•Rental rates increased 12.7% on a cash basis and increased 25.5% on a straight-line basis.
•The Company, to-date, has signed approximately 72% of 2022 rollovers by square footage at a cash rental rate increase of 20%.
•Same property cash basis net operating income before termination fees (“SS NOI”) increased 14.4% reflecting higher average occupancy, increases in rental rates on new and renewal leasing, contractual rent escalations and lower free rent.
•Tenant retention of square footage up for renewal was 72.3% and leasing costs were $2.45 per square foot.

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Development Leasing

During the first quarter, the Company:
•Leased 66,000 square feet at its 133,000 square-foot First Park Miami Building 9 in South Florida.
•Leased 100,000 square feet at its 200,000 square-foot First Park Miami Building 11 in South Florida.

Investment and Disposition Activities

In the first quarter, the Company:
•Commenced development of five projects totaling 1.3 million square feet, with an estimated total investment of $168 million comprised of:
◦First Lehigh Logistics Center in the Lehigh Valley - 105,000 square feet; $16 million estimated investment.
◦First 76 Logistics Center in Denver - 200,000 square feet; $34 million estimated investment.
◦First Park 94 Building D in the Chicago market - 451,000 square feet; $38 million estimated investment.
◦First Park Miami Building 10 in South Florida - 198,000 square feet; $37 million estimated investment.
◦First Rider Logistics Center in the Inland Empire - 324,000 square feet; $44 million estimated investment.
•Acquired three sites in the Inland Empire and one in Northern California for $55 million that can support up to 710,000 square feet of development.
•Acquired two buildings totaling 41,000 square feet in the Inland Empire and Los Angeles plus a leased land site in Northern California for $28 million.

In the second quarter, the Company:
•Plans to commence development of one project comprised of:
◦First Elm Logistics Center in the Inland Empire - 83,000 square feet; $21 million estimated investment.
•Acquired a 15,000 square-foot building in the Oakland market of Northern California for $8 million.

Capital

On April 18, 2022, the Company:
•Closed a new $425 million unsecured term loan facility that refinances its $260 million unsecured term loan facility previously scheduled to mature in September of this year. The additional proceeds will be used to pay off a maturing mortgage loan this year and pay down the line of credit. The new term loan matures on October 18, 2027 and provides for interest-only payments currently at an interest rate of SOFR plus a SOFR adjustment of 10 basis points plus a credit spread of 85 basis points based on the Company's current credit ratings and consolidated leverage ratio. This is a 25 basis point reduction in the credit spread compared to the prior term loan.

“We are pleased to close on this new $425 million term loan which will serve to refinance a $260 million term loan and a $67 million mortgage loan maturing this year,” said Scott A. Musil, First Industrial's chief financial officer. “We thank our lending partners for their many years of strong support of First Industrial.”

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Common Stock Dividend

In the first quarter, the Company:
•Paid a common dividend of $0.295 per share/unit for the quarter ending March 31, 2022 on April 18, 2022 to stockholders of record on March 31, 2022. The new dividend rate represented an 9.3% increase from the prior rate of $0.27 per share/unit.

Outlook for 2022

“Given our first quarter performance and our outlook for the remainder of the year, we are increasing our midpoint FFO guidance by $0.01 per share,” added Mr. Baccile.

	Low End of	High End of
	Guidance for 2022	Guidance for 2022
	(Per share/unit)	(Per share/unit)
Net Income	$1.04	$1.14
Add: Real Estate Depreciation/Amortization	1.06	1.06

FFO (NAREIT Definition)	$2.10	$2.20

The following assumptions were used for guidance:
•Average quarter-end in service occupancy of 97.5% to 98.5%, an increase of 25 basis points at the midpoint. This reflects anticipated incremental leasing in the overall portfolio expected to more than offset a revised lease-up assumption for the 644,000 square-foot facility in Baltimore from 2Q22 to 4Q22.
•Same store NOI growth on a cash basis before termination fees of 7.75% to 8.75% for the full year, an increase of 50 basis points at the midpoint.
•General and administrative expense of approximately $33.5 million to $34.5 million.
•Includes the incremental costs expected in 2022 related to the Company’s developments completed and under construction as of March 31, 2022 and the aforementioned planned second quarter start of First Elm Logistics Center. In total, the Company expects to capitalize $0.09 per share of interest in 2022.
•Reflects the aforementioned $425 million term loan transaction that refinances the $260 million term loan and the expected payoff of a $67 million mortgage loan coming due in 3Q22.
•Other than the transactions discussed in this release, guidance does not include the impact of:
◦any future debt repurchases prior to maturity or future debt issuances,
◦any future investments or property sales, or
◦any future equity issuances.

Conference Call

First Industrial will host its quarterly conference call on Thursday, April 21, 2022 at 10:00 a.m. CDT (11:00 a.m. EDT). The conference call may be accessed by dialing (866) 542-2938 and entering the conference ID 9392409. The conference call will also be webcast live on the Investors page of the Company’s website at www.firstindustrial.com. The replay will also be available on the website.

The Company’s first quarter 2022 supplemental information can be viewed at www.firstindustrial.com under the “Investors” tab.

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FFO Definition

In accordance with the NAREIT definition of FFO, First Industrial calculates FFO to be equal to net income available to First Industrial Realty Trust, Inc.'s common stockholders and participating securities, plus depreciation and other amortization of real estate, plus impairment of real estate, minus gain or plus loss on sale of real estate, net of any income tax provision or benefit associated with the sale of real estate. First Industrial also excludes the same adjustments from its share of net income from unconsolidated joint ventures.

About First Industrial Realty Trust, Inc.

First Industrial Realty Trust, Inc. (NYSE: FR) is a leading fully integrated owner, operator, and developer of industrial real estate with a track record of providing industry-leading customer service to multinational corporations and regional customers. Across major markets in the United States, our local market experts manage, lease, buy, (re)develop, and sell bulk and regional distribution centers, light industrial, and other industrial facility types. In total, we own and have under development approximately 68.6 million square feet of industrial space as of March 31, 2022. For more information, please visit us at www.firstindustrial.com.

Forward-Looking Information

This press release and the presentation to which it refers may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on certain assumptions and describe our future plans, strategies and expectations, and are generally identifiable by use of the words "believe," "expect," "plan," "intend," "anticipate," "estimate," "project," "seek," "target," "potential," "focus," "may," "will," "should" or similar words. Although we believe the expectations reflected in forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. Factors which could have a materially adverse effect on our operations and future prospects include, but are not limited to: changes in national, international, regional and local economic conditions generally and real estate markets specifically; changes in legislation/regulation (including changes to laws governing the taxation of real estate investment trusts) local economic conditions generally and real estate markets specifically; changes in legislation/regulation (including changes to laws governing the taxation of real estate investment trusts) and actions of regulatory authorities; the uncertainty and economic impact of pandemics, epidemics or other public health emergencies or fear of such events, such as the outbreak of coronavirus disease 2019 (COVID-19); our ability to qualify and maintain our status as a real estate investment trust; the availability and attractiveness of financing (including both public and private capital) and changes in interest rates; the availability and attractiveness of terms of additional debt repurchases; our ability to retain our credit agency ratings; our ability to comply with applicable financial covenants; our competitive environment; changes in supply, demand and valuation of industrial properties and land in our current and potential market areas; our ability to identify, acquire, develop and/or manage properties on favorable terms; our ability to dispose of properties on favorable terms; our ability to manage the integration of properties we acquire; potential liability relating to environmental matters; defaults on or non-renewal of leases by our tenants; decreased rental rates or increased vacancy rates; higher-than-expected real estate construction costs and delays in development or lease-up schedules; potential natural disasters and other potentially catastrophic events such as acts of war and/or terrorism; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; risks associated with our investments in joint ventures, including our lack of sole decision-making authority; and other risks and uncertainties

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described under the heading "Risk Factors" and elsewhere in our annual report on Form 10-K for the year ended December 31, 2021, as well as those risks and uncertainties discussed from time to time in our other Exchange Act reports and in our other public filings with the SEC. We caution you not to place undue reliance on forward-looking statements, which reflect our outlook only and speak only as of the date of this press release or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. For further information on these and other factors that could impact us and the statements contained herein, reference should be made to our filings with the SEC.

A schedule of selected financial information is attached.

Contact: Art Harmon
Vice President, Investor Relations and Marketing
(312) 344-4320

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FIRST INDUSTRIAL REALTY TRUST, INC.
Selected Financial Data
(Unaudited)
(In thousands except per share/Unit data)

	Three Months Ended
	March 31,	March 31,
	2022	2021
Statements of Operations and Other Data:
Total Revenues	$125,513	$116,259

Property Expenses	(35,415)	(33,242)
General and Administrative	(8,741)	(8,564)
Depreciation of Corporate FF&E	(230)	(188)
Depreciation and Other Amortization of Real Estate	(33,680)	(31,787)
Total Expenses	(78,066)	(73,781)
Gain on Sale of Real Estate	—	34,645
Interest Expense	(9,636)	(12,673)
Amortization of Debt Issuance Costs	(756)	(949)
Income from Operations Before Equity in Loss of Joint Ventures and Income Tax Benefit	$37,055	$63,501
Equity in Loss of Joint Ventures	(22)	(73)
Income Tax Benefit	90	155
Net Income	$37,123	$63,583
Net Income Attributable to the Noncontrolling Interests	(865)	(1,385)
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$36,258	$62,198
RECONCILIATION OF NET INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.'S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO FFO (a) AND AFFO (a)
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$36,258	$62,198
Depreciation and Other Amortization of Real Estate	33,680	31,787
Noncontrolling Interests	865	1,385
Gain on Sale of Real Estate	—	(34,645)
Income Tax Provision - Allocable to Gain on Sale of Real Estate	—	79
Funds From Operations ("FFO") (NAREIT) (a)	$70,803	$60,804
Amortization of Equity Based Compensation	5,101	3,613
Amortization of Debt Discounts and Hedge Costs	104	104
Amortization of Debt Issuance Costs	756	949
Depreciation of Corporate FF&E	230	188
Non-incremental Building Improvements	(721)	(2,350)
Non-incremental Leasing Costs	(6,329)	(4,619)
Capitalized Interest	(4,070)	(1,923)
Capitalized Overhead	(2,613)	(1,623)
Straight-Line Rent, Amortization of Above (Below) Market Leases and Lease Inducements	(4,152)	(5,428)
Adjusted Funds From Operations ("AFFO") (a)	$59,109	$49,715

RECONCILIATION OF NET INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.'S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO ADJUSTED EBITDA (a) AND NOI (a)
	Three Months Ended
	March 31,	March 31,
	2022	2021
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$36,258	$62,198
Interest Expense	9,636	12,673
Depreciation and Other Amortization of Real Estate	33,680	31,787
Income Tax Benefit - Not Allocable to Gain on Sale of Real Estate	(90)	(234)
Income Tax Provision - Allocable to Gain on Sale of Real Estate	—	79
Noncontrolling Interests	865	1,385
Amortization of Debt Issuance Costs	756	949
Depreciation of Corporate FF&E	230	188
Gain on Sale of Real Estate	—	(34,645)
Adjusted EBITDA (a)	$81,335	$74,380
General and Administrative	8,741	8,564
FFO from Joint Ventures	22	73
Net Operating Income ("NOI") (a)	$90,098	$83,017
Non-Same Store NOI	(871)	(2,400)
Same Store NOI Before Same Store Adjustments (a)	$89,227	$80,617
Straight-line Rent	(2,792)	(4,875)
Above (Below) Market Lease Amortization	(231)	(287)
Lease Termination Fees	—	(119)
Same Store NOI (Cash Basis without Termination Fees) (a)	$86,204	$75,336

Weighted Avg. Number of Shares/Units Outstanding - Basic	134,073	131,172
Weighted Avg. Number of Shares Outstanding - Basic	131,811	129,088

Weighted Avg. Number of Shares/Units Outstanding - Diluted	134,495	131,634
Weighted Avg. Number of Shares Outstanding - Diluted	131,885	129,172

Per Share/Unit Data:
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$36,258	$62,198
Less: Allocation to Participating Securities	(31)	(61)
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders	$36,227	$62,137

Basic and Diluted Per Share	$0.27	$0.48

FFO (NAREIT) (a)	$70,803	$60,804
Less: Allocation to Participating Securities	(156)	(153)
FFO (NAREIT) Allocable to Common Stockholders and Unitholders	$70,647	$60,651

Basic & Diluted Per Share/Unit	$0.53	$0.46

Common Dividends/Distributions Per Share/Unit	$0.295	$0.270

Balance Sheet Data (end of period):	March 31, 2022	December 31, 2021
Gross Real Estate Investment	$4,857,645	$4,646,444
Total Assets	4,378,873	4,179,098
Debt	1,765,672	1,610,020
Total Liabilities	2,106,498	1,930,726
Total Equity	2,272,375	2,248,372

(a) Investors in, and analysts following, the real estate industry utilize funds from operations ("FFO"), net operating income ("NOI"), adjusted EBITDA and adjusted funds from operations ("AFFO"), variously defined below, as supplemental performance measures. While we believe net income available to First Industrial Realty Trust, Inc.'s common stockholders and participating securities, as defined by GAAP, is the most appropriate measure, we consider FFO, NOI, adjusted EBITDA and AFFO, given their wide use by, and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets. NOI provides a measure of rental operations, and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. Adjusted EBITDA provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. AFFO provides a tool to further evaluate the ability to fund dividends. In addition, FFO, NOI, adjusted EBITDA and AFFO are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.

In accordance with the NAREIT definition of FFO, we calculate FFO to be equal to net income available to First Industrial Realty Trust, Inc.'s common stockholders and participating securities, plus depreciation and other amortization of real estate, plus impairment of real estate, minus gain or plus loss on sale of real estate, net of any income tax provision or benefit associated with the sale of real estate. We also exclude the same adjustments from our share of net income from unconsolidated joint ventures.

NOI is defined as our revenues, minus property expenses such as real estate taxes, repairs and maintenance, property management, utilities, insurance and other expenses.

Adjusted EBITDA is defined as NOI minus general and administrative expenses and the equity in FFO from our investment in joint ventures.

AFFO is defined as adjusted EBITDA minus interest expense, minus capitalized interest and overhead, (minus)/plus amortization of debt discounts and hedge costs, minus straight-line rent, amortization of above (below) market leases and lease inducements, minus provision for income taxes or plus benefit for income taxes not allocable to gain on sale of real estate, plus amortization of equity based compensation and minus non-incremental capital expenditures. Non-incremental capital expenditures refer to building improvements and leasing costs required to maintain current revenues plus tenant improvements amortized back to the tenant over the lease term. Excluded are first generation leasing costs, capital expenditures underwritten at acquisition and development/redevelopment costs.

FFO, NOI, adjusted EBITDA and AFFO do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. FFO, NOI, adjusted EBITDA and AFFO should not be considered as substitutes for net income available to common stockholders and participating securities (calculated in accordance with GAAP) as a measure of results of operations, cash flows (calculated in accordance with GAAP) or as a measure of liquidity. FFO, NOI, adjusted EBITDA and AFFO as currently calculated by us may not be comparable to similarly titled, but variously calculated, measures of other REITs.

In addition, we consider cash-basis same store NOI ("SS NOI") to be a useful supplemental measure of our operating performance. Same store properties include all properties owned prior to January 1, 2021 and held as an in service property through the end of the current reporting period (including certain land parcels that are leased under ground lease arrangements where we are the lessor), and developments and redevelopments that were placed in service prior to January 1, 2021 (the "Same Store Pool"). Properties which are at least 75% occupied at acquisition are placed in service, unless we anticipate tenant move-outs within two years of ownership would drop occupancy below 75%. Acquired properties with occupancy greater than 75% at acquisition, but with tenants that we anticipate will move out within two years of ownership, will be placed in service upon the earlier of reaching 90% occupancy or twelve months after move out. Acquisitions that are less than 75% occupied at the date of acquisition, developments and redevelopments are placed in service as they reach the earlier of a) stabilized occupancy (defined as 90% occupied), or b) one year subsequent to acquisition or development/redevelopment construction completion.

We define SS NOI as NOI, less NOI of properties not in the Same Store Pool, less the impact of straight-line rent, the amortization of above (below) market rent and the impact of lease termination fees. We exclude lease termination fees, straight-line rent and above (below) market rent in calculating SS NOI because we believe it provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, we believe that SS NOI helps the investing public compare the operating performance of a company's real estate as compared to other companies. While SS NOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SS NOI also does not reflect general and administrative expense, interest expense, depreciation and amortization, income tax benefit and expense, gains and losses on the sale of real estate, equity in income or loss from our joint ventures, capital expenditures and leasing costs. Further, our computation of SS NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SS NOI.